NEWS RELEASE April 18, 2024 FOR IMMEDIATE RELEASE CONTACT: Randall M. Chesler (406) 751-4722 Ron J. Copher (406) 751-7706 GLACIER BANCORP, INC. RECEIVES REGULATORY APPROVAL FOR ACQUISITION OF SIX MONTANA BRANCHES FROM HTLF BANK KALISPELL, MONTANA (GLOBE NEWSWIRE) - Glacier Bancorp, Inc. (NYSE: GBCI) today announced that its banking subsidiary, Glacier Bank, has received all regulatory approvals required to complete its previously announced acquisition of six Montana branch locations of HTLF Bank (the “Branches”), the bank subsidiary of Heartland Financial USA, Inc. (NASDAQ: HTLF). The transaction is expected to be completed in July 2024, subject to customary closing conditions. The six branches Glacier Bank will acquire are:  2615 King Ave. W, Billings, MT  2929 3rd Ave. N, Billings, MT  2901 W Main St., Bozeman, MT  115 E First Ave, Plentywood, MT  220 Main St., Stevensville, MT  101 E Legion St., Whitehall, MT As of March 31, 2024, the Branches had approximately $463 million in local deposits and $296 million in loans. The transaction is projected to be approximately $0.03 per share, or 1.6%, accretive to Glacier’s 2024 estimated earnings per share, given the expected partial year impact and excluding one-time transaction-related expenses, and approximately $0.07 per share, or 3.1%, accretive to Glacier’s 2025 estimated earnings per share. “We are pleased to have quickly received the required regulatory approvals for this transaction and excited to be further expanding our Montana franchise with the strategic addition of these six branch locations across the state,” stated Randy Chesler, President and CEO of GBCI and Glacier Bank. Chesler added, "This provides us the unique opportunity to further strengthen our leading presence in the state. In addition, the transaction provides immediate liquidity and will be meaningfully accretive to GBCI's earnings per share.”

Upon closing of the transaction, Glacier Bank intends that the Branches will join Glacier Bank divisions operating in Montana, including First Bank of Montana, First Security Bank of Bozeman, First Security Bank of Missoula, Valley Bank of Helena, and Western Security Bank. About Glacier Bancorp, Inc. Glacier Bancorp, Inc. is the parent company for Glacier Bank and its bank divisions: Altabank (American Fork, UT), Bank of the San Juans (Durango, CO), Citizens Community Bank (Pocatello, ID), Collegiate Peaks Bank (Buena Vista, CO), First Bank of Montana (Lewistown, MT), First Bank of Wyoming (Powell, WY), First Community Bank Utah (Layton, UT), First Security Bank (Bozeman, MT), First Security Bank of Missoula (Missoula, MT), First State Bank (Wheatland, WY), Glacier Bank (Kalispell, MT), Heritage Bank of Nevada (Reno, NV), Mountain West Bank (Coeur d’Alene, ID), The Foothills Bank (Yuma, AZ), Valley Bank of Helena (Helena, MT), Western Security Bank (Billings, MT), and Wheatland Bank (Spokane, WA). Visit GBCI’s website at www.glacierbancorp.com. Important Information and Where You Can Find It This communication relates to the proposed branch purchase and assumption transaction involving Glacier Bank and HTLF Bank. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. Forward-Looking Statements This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipate,” “estimate,” “expect,” “will,” “projects,” and similar references to future periods. Such forward-looking statements include but are not limited to statements regarding the expected closing of the transaction and the potential benefits of the purchase and assumption transaction involving Glacier Bank and the Branches, including future financial and operating results, the anticipated effects on GBCI’s earnings per share and liquidity, Glacier Bank’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, that may cause actual results or events to differ materially from those expected or projected, including but not limited to the following: risks that the transaction will not close when expected or at all because conditions to closing are not satisfied on a timely basis or at all; risks that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in deposit levels at the Branches prior to closing, losses of customers or key employees following announcement of the transaction or between the date of this release and closing, general economic and market conditions, regulatory considerations, changes or trends in interest rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Glacier Bank and the Branches operate; uncertainties regarding the ability of Glacier Bank to promptly and effectively integrate the assets and deposit liabilities of the Branches; changes in business and operational strategies that may occur between signing and closing; uncertainties regarding the reaction to the transaction of Glacier Bank’s and the Branches’ respective customers, employees, and counterparties; and risks relating to the diversion of management time on transaction-related issues. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. GBCI undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this report. For more information, see the risk factors described in GBCI’s Annual Report on Form 10- K, Quarterly Reports on Form 10-Q and other filings with the SEC.